UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 24, 2010

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

750 Battery Street, Suite 330, San Francisco CA	94111
(Address of principal executive offices)	(Zip Code)

(650) 583-5727

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 24, 2010, the Company entered into a lease agreement (the “Lease”) with Selig Holdings Company (“Landlord”), pursuant to which the Company will occupy, as its Seattle offices, 3,810 square feet at 300 Elliott Avenue West, Suite 530, Seattle, WA 98119.  Monthly costs and shared expenses payable by the Company under the Lease will be $7,302.50.  The Lease will continue for a term of one year, unless earlier terminated by either party upon 30 days’ prior written notice, and may be renewed for an additional term of three years.

A copy of the Lease is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.  The above description of the Lease is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein.

Item 1.02.                                        Entry into a Material Definitive Agreement.

Pursuant to Paragraph 41 of the Lease described in Item 1.01 above, the Company and Landlord, on November 24, 2010, terminated Company’s existing lease of 20,764 square feet at 300 Elliott Avenue West, Suite 500, Seattle, WA 98119, under the Facilities Lease between the Company and the Landlord dated February 15, 2002, as amended by Amendment dated November 21, 2008 (the “Suite 500 Lease”).  The Suite 500 Lease would have expired by its terms on December 31, 2010.  The Company did not incur any early termination penalties in connection with the termination of the Suite 500 Lease.

Section 8 — Other Events

Item 8.01.                                        Other Events.

Effective November 24, 2010, the address of the Company’s Seattle office is:

Poniard Pharmaceuticals, Inc,
300 Elliott Avenue West
Suite 530
Seattle, WA  98119

Section 9 — Financial Statements and Exhibits.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                Exhibits

10.1                          Lease Agreement dated November 24, 2010, between Selig Holdings Company and Poniard Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: November 30, 2010	By:	/s/Michael K. Jackson
Michael K. Jackson
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Lease Agreement dated November 24, 2010, between Selig Holdings Company and Poniard Pharmaceuticals, Inc.